UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2023

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 8, 2023, AngioDynamics, Inc., a Delaware corporation (“AngioDynamics” or the "Company"), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Merit Medical Systems, Inc., a Utah corporation (“Merit”), pursuant to which Merit acquired the dialysis product portfolio and BioSentry tract sealant system biopsy product of AngioDynamics (the “Business”) for a purchase price equal to $100,000,000 in cash, subject to the terms and conditions of the Asset Purchase Agreement (the “Transaction”).  The Transaction was effective as of 12:01 a.m. mountain time on June 8, 2023 (the “Closing”).

The Asset Purchase Agreement contains customary representations and warranties which did not survive the Closing, as well as customary covenants, including, among others, AngioDynamics’ agreement not to compete with the Business for five years after the Closing, subject to certain exceptions.

The Asset Purchase Agreement also provides for indemnification rights, in the case of Merit, with respect to (a) breaches of covenants by AngioDynamics and (b) liabilities retained by AngioDynamics and, in the case of AngioDynamics, with respect to (i) breaches of covenants by Merit, (ii) liabilities assumed by Merit and (iii) Merit’s operation of the Business after the Closing.

At the Closing, AngioDynamics and Merit also entered into various agreements to facilitate the transition of the Business to Merit, including a Transition Services Agreement  and Contract Manufacturing Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, were made solely for the benefits of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by AngioDynamics and Merit in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.  For the foregoing reasons, none of AngioDynamics’ stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 1.02 – Termination of a Material Definitive Agreement.

On June 8, 2022, AngioDynamics used a portion of the consideration received in connection with the Transaction to repay all amounts owed under AngioDynamics’ existing Credit Agreement, dated as of August 30, 2022, with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and KeyBank National Association, as co-syndication agents, and JPMorgan Chase Bank N.A., as sole bookrunner and sole lead arranger (the “Credit Agreement”), and as a result, the Credit Agreement was terminated. Pursuant to the terms of the Credit Agreement, AngioDynamics had the option to repay this facility prior to the maturity date without penalty.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 – Financial Statements and Exhibits.

(b)          Pro forma financial information.

Attached hereto as Exhibit 99.1 and incorporated by reference is the following unaudited pro forma financial information, in each case giving pro forma effect to the sale of the Business:

•	unaudited pro forma consolidated balance sheet as of February 28, 2023;

•	unaudited pro forma consolidated statements of operations for the nine months ended February 28, 2023 and the fiscal year ended May 31, 2022; and

•	notes to the unaudited pro forma consolidated financial statements.

(d)          Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 8, 2023 by and between AngioDynamics, Inc. and Merit Medical Systems, Inc.*

99.1	Pro forma financial information.

* Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: June 14, 2023	By:	/s/ Stephen A. Trowbridge
Name:	Stephen A. Trowbridge
Title:	Executive Vice President and
Chief Financial Officer